Exhibit 99.1

FOR IMMEDIATE RELEASE

Prologis Appoints David O’Connor as New Independent Director

Executive Brings 25 Years of Real Estate and Financial Expertise to Prologis Board of Directors

SAN FRANCISCO (Jan. 20, 2015) – Prologis, Inc. (NYSE: PLD), the global leader in industrial real estate, today announced that David P. O’Connor has been appointed to the company’s board of directors, effective January 20, 2015. O’Connor’s appointment will expand Prologis’ board of directors to eleven members, ten of whom are independent.

O’Connor is a private investor and a managing partner of High Rise Capital Partners, LLC. He was the co-founder and senior managing partner of High Rise Capital Management LP, a New York-based real estate securities hedge fund manager. Previously, O’Connor was principal, co-portfolio manager and investment committee member of European Investors, Inc., a real estate investment advisory firm.

“I am delighted that David is joining our board,” said Prologis chairman and CEO Hamid R. Moghadam. “He brings 25 years of extensive knowledge in real estate investments and capital markets. I look forward to the insights and experience he will bring to the Prologis board.”

O’Connor is on the Boston College Board of Trustees and serves on the investment committees of endowments for Boston College and Columbia University (Teachers College). He also serves on the executive committee of the Zell/Lurie Real Estate Center at the Wharton School of the University of Pennsylvania. He has been an adjunct instructor of real estate at New York University.

He also serves on the boards of Paramount Group, Inc., a publicly traded real estate investment trust and office property management company; Songbird Estates PLC, the publicly traded majority owner of London’s Canary Wharf; and Regency Centers Corporation, a publicly traded real estate investment trust that specializes in neighborhood shopping centers.

ABOUT PROLOGIS

Prologis, Inc., is the global leader in industrial real estate. As of September 30, 2014, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 585 million square feet (54 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,700 customers, including manufacturers, retailers, transportation companies and third-party logistics providers.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this document.

MEDIA CONTACTS

Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Nina Beizai, Tel: +1 415 733 9493, nbeizai@prologis.com, San Francisco